Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 4, 2020, relating to the balance sheet of Qell Acquisition Corp. as of August 7, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from August 7, 2020 (inception) through August 7, 2020, appearing in Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-248765.

/s/ WithumSmith+Brown, PC

New York, New York
September 29, 2020